Exhibit 10.15
AMENDMENT TO CONSULTING AGREEMENT
     This Amendment, dated as of October 20, 2009 (this “Amendment”), by and among Genesis Fluid Solutions, Ltd., a Colorado corporation (“GFS”), and Liviakis Financial Communications, Inc., a California corporation (the “Consultant”), amends that certain Consulting Agreement, dated as of May 11, 2009, by and between GFS and Consultant (the “Consulting Agreement”).
     WHEREAS, pursuant to the Consulting Agreement, Consultant has assisted GFS in preparation for activities related to GFS’ acquisition by a publicly-reporting company and is experienced in the field of public company awareness and investor relations activities as described in paragraph 2 of the Consulting Agreement (the “Services”), and shall perform the Services on behalf of the publicly traded parent of GFS when GFS becomes affiliated with a public company (“Pubco”); and
     WHEREAS, GFS and Consultant wish to amend the Consulting Agreement to confirm their intentions regarding the shares and to correct certain inaccuracies in the Consulting Agreement regarding consideration for the Services to be provided to GFS, and to clarify that certain of the Services are intended to commence following the Pubco transaction and be provided for the benefit of Pubco;
     NOW THEREFORE, in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:
     1. As used in the Consulting Agreement, the “Company” shall mean GFS, provided, however, upon the closing of the Pubco transaction Pubco shall be deemed to have assumed certain of the obligations under the Consulting Agreement applicable to Pubco and Consultant shall perform certain of the obligations under the Consulting Agreement applicable to Pubco for the benefit of Pubco.
     2. Paragraph 4(a) of the Consulting Agreement is deleted and replaced with the following:
a)	Purchase of Shares. For undertaking this engagement, the Company agrees to sell to the Consultant, and Consultant agrees to purchase from the Company, at a purchase price of $0.0001 per share (the “Purchased Shares”):
Consultant	123,400 shares of restricted Common Stock, par value $0.0001 per share (the “Common Stock”); and

Michael Bayes	10,000 shares of restricted Common Stock.
Consultant represents and warrants that as of the date hereof, the representations and warranties of Consultant in the Consulting Agreement are true and correct in all material respects. The closing on the sale of the Purchased Shares shall be deemed to have occurred on May 11, 2009. Consultant acknowledges that the Purchased Shares shall be exchanged without further action by Consultant for shares of Pubco if and when such transaction shall occur, at the same rate of exchange as all other shares of Common Stock of GFS in such transaction. Consultant agrees that Consultant shall be solely responsible for all taxes in connection with the purchase and sale of the Purchased Shares and any shares of Pubco into which such Purchased Share may be converted. The Company and Consultant acknowledge and agree that certificates for the Purchased Shares may be issued to Consultant, or his designee, or to such additional parties as Consultant shall instruct Pubco, in writing, Company shall hold the certificate for such shares pending closing of the Pubco transaction, to be delivered to the transfer agent for Pubco for re-issuance or original issuance, and Consultant appoints Company its authorized agent for the purpose of providing Consultant’s instructions for issuance of the Purchased Shares, as converted into Pubco shares. Consultant hereby represents and warrants that no other person with which Consultant is associated, as an employee, officer, director, consultant, representative, advisor or otherwise or who has been or may be associated with this engagement, has any claim for compensation that may be asserted against Company in connection with this Consulting Agreement, the Services, for an introducing or finder’s fee, or for any other reason whatsoever, and that Consultant agrees to indemnify and hold harmless Company and its employees, officers, directors, consultant, representatives, advisor, predecessors, successors, and assigns, as a result of the inaccuracy of this representation and warranty, which indemnification shall be limited to the Purchased Shares and the proceeds thereof.
     4. Except as modified and amended herein, all of the terms and conditions of the Consulting Agreement shall remain in full force and effect.
     5. This Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

GENESIS FLUID SOLUTIONS, LTD.
By:	/s/ Michael Hodges
	Name:	Michael Hodges
	Title:	President and CEO

LIVIAKIS FINANCIAL COMMUNICATIONS, INC.
By:	/s/ John Liviakis
	Name:	John Liviakis
	Title:	CEO

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